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                                                                      EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Computer Network Technology Corporation:

We consent to incorporation by reference in the Registration Statements (No. 33-6862, 33-28367, 33-42750, 33-41596, 33-48944, 33-48954, 33-68356, 33-68372,
33-83262, 333-88209, 333-86315, 333-80791, 333-80793, 33-83264, 333-59951,
333-31851, 333-31853, 333-59949, 333-59947, 33-83266, 333-44482, 333-38902,
333-76730, 333-76732, 333-76734, 333-98053, 333-98055, 333-87376 and 333-98057)
of Computer Network Technology Corporation on Forms S-8 and S-3 of our reports dated February 17, 2003, except as to note 21, which is as of April 6, 2003, relating to the consolidated balance sheets of Computer Network Technology Corporation and subsidiaries as of January 31, 2003 and 2002 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three year period ended January 31, 2003 and the related financial statement schedule, which reports appear in the January 31, 2003 annual report on Form 10-K of Computer Network Technology Corporation. As discussed in Notes 1, 3 and 4 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", on February 1, 2002.

                                         /s/ KPMG LLP



Minneapolis, Minnesota
April 28, 2003